 Exhibit 32.1
CEO CERTIFICATION OF ANNUAL REPORT
I, Pierre R. Brondeau, President and Chief Executive Officer of FMC Corporation (“the Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, based on my knowledge that:

(1)	the Annual Report on Form 10-K of the Company for the year ended December 31, 2014 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: February 27, 2015

/s/ Pierre R. Brondeau
Pierre R. Brondeau
President and Chief Executive Officer